Exhibit 15.2

FANGDA PARTNERS

Shanghai•Beijing•Shenzhen•Hong Kong•Guangzhou

http://www.fangdalaw.com

E-mail:email@fangdalaw.com

Tel.:86-21-2208-1166

Fax:86-21-5298-5599

Ref.:23GC0084

24/F, HKRI Center Two, HKRI Taikoo Hui
288 Shi Men Yi Road
Shanghai 200041, PRC

To:

JOYY Inc.
30 Pasir Panjang Road #15-31A Mapletree Business City
Singapore 117440

April 27, 2023

Re:2022 Annual Report on Form 20-F of JOYY Inc.

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—B. Business Overview—Regulations in Multiple Jurisdictions Where We Operate—Mainland China Regulation” in JOYY Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2023, and further consent to the incorporation by reference of the summaries of our opinions under these captions into the Company’s registration statements on Form S-8 (No. 333-187074, No. 333-215742, No. 333-229099 and No. 333-234003). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2022.

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Yours sincerely,

/s/ Fangda Partners
Fangda Partners